Exhibit 10.2

SECOND AMENDMENT TO AGREEMENT OF SALE AND PURCHASE

THIS SECOND AMENDMENT TO AGREEMENT OF SALE AND PURCHASE (this “Amendment”) is made and entered into as of this 21st day of August, 2009 by and between Greenville Hospital System, a political subdivision organized under the laws of South Carolina and Board of Trustees of Greenville Hospital System (aka, The Board of Trustees of The Greenville Hospital System) (collectively, “GHS”), Greenville Health Corporation, Inc. (“GHC”), a South Carolina corporation and GHC Health Resources, Inc. (“GHR”), a South Carolina corporation, all having an address at 701 Grove Road, Greenville, SC 29605 (collectively the “Seller”), and HTA — Greenville, LLC, a Delaware limited liability company, having an address at 16427 N. Scottsdale Road, Suite 440, Scottsdale, Arizona 85254 (“Buyer”). Seller and Buyer are each individually referred to herein as a “Party” and collectively as the “Parties”.

R E C I T A L S:

A. Seller and Buyer entered into that certain Agreement of Sale and Purchase as of July 15, 2009 (as amended by that certain First Amendment to Agreement of Sale and Purchase, executed by Buyer and Seller as of August 14, 2009, the “Agreement of Sale”).

B. Seller and Buyer desire to enter into this Amendment as described herein.

NOW, THEREFORE, in consideration of the terms, conditions and covenants contained herein, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer agree as follows:

1. Satisfaction of Due Diligence. Pursuant to this Amendment, Buyer hereby confirms, and Seller agrees, that Buyer has satisfied its due diligence review, subject to the following:

a. Title and Survey. All of Buyer’s rights, as more particularly set forth in Section 5 of the Agreement of Sale, with respect to review and objection of any title and survey matters with respect to the Properties.

b. Geotechnical Confirmation. Confirmation and approval of Buyer’s ongoing geotechnical review and examination of the Properties.

c. Board Approval. Final approval of the transaction contemplated by the Agreement of Sale by the Board of Directors of Buyer.

d. Third Amendment to Agreement of Sale. Execution by Buyer and Seller of the Third Amendment to Agreement of Purchase and Sale, a form of which has been previously sent to and approved by Seller’s counsel.

The Parties hereby agree that the Due Diligence Period shall be deemed extended as set forth herein, and Buyer shall have until 5:00 p.m. (Pacific Time) on Wednesday, August 26 to complete and approve each of the foregoing items (except with respect to item (a) above which shall remain subject to the time periods set forth in Section 5 of the Agreement of Sale).

2. Settlement. The first sentence of Section 3(a) of the Agreement of Sale is hereby deleted in its entirety and replaced with the following:

(a) Settlement. The payment of the balance of the Purchase Price, the transfer of title to the Property, and the satisfaction of all other terms and conditions of this Agreement (“Settlement”) shall occur on September 4, 2009 (the “Closing Date”) or on such earlier date as Buyer and Seller may mutually agree, at the offices of Haynsworth Sinkler Boyd, P.A. at 10:00 a.m. (the “Closing Office”) with a representative from Parker Poe Adams & Bernstein, LLP (“Buyer’s Local Counsel”) and/or Cox, Castle & Nicholson, LLP (“Buyer’s Counsel”) present at the Closing Office, consistent with the terms, conditions and requirements of this Agreement.

3. Due Diligence Amendment. During its Due Diligence Period Buyer has identified and provided Seller with notice of a number of items (“Items”) set forth in Exhibit A which Buyer has determined, through Due Diligence, need to be addressed and either replaced or repaired.

In that regard, Buyer and Seller agree as follows: (1) Seller agrees to pay for repairing and/or replacing the roofs of the buildings as set forth on Exhibit A; and (2) Buyer and Seller will mutually agree within six (6) months of Settlement on whether and/or when the repair or replacement of the remaining Items will be performed; Seller will pay the cost of agreed upon Items.

The parties further agree that they will work cooperatively together to coordinate a repair/replacement program for the agreed upon Items so that such Items are timely and properly dealt with.

4. Reaffirmation. Except as modified by this Amendment, Seller and Buyer hereby reaffirm all terms, covenants and conditions contained in the Agreement of Sale. The Parties agree that except as modified herein, all other terms of the Agreement of Sale shall remain in full force and effect. In the event of any conflict between the provisions of this Amendment and the provisions of the Agreement of Sale, the provisions of this Amendment shall control. Whether or not specifically amended by this Amendment, all of the terms and provisions of the Agreement of Sale are hereby amended to the extent necessary to give effect to the purpose and intent of this Amendment.

5. Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

6. Distribution. Counterparts to this Amendment may be executed and delivered by facsimile or other electronic transmission, and for purposes of this Amendment, signatures so transmitted shall be deemed to be original signatures.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day, month and year first written above.

SELLER:

GREENVILLE HOSPITAL SYSTEM,
a political subdivision organized under the laws of South Carolina

By: /s/ Susan J. Bichel
Name: Susan J. Bichel
Title: Vice President and CFO

BOARD OF TRUSTEES OF GREENVILLE HOSPITAL SYSTEM (aka THE BOARD OF TRUSTEES OF THE GREENVILLE HOSPITAL SYSTEM)

By: /s/ Susan J. Bichel
Name: Susan J. Bichel
Title: Vice President and CFO

GREENVILLE HEALTH CORPORATION

a South Carolina corporation

By: /s/ Susan J. Bichel
Name: Susan J. Bichel
Title: Secretary/Treasurer

GHC HEALTH RESOURCES, INC.,

a South Carolina corporation

By: /s/ Susan J. Bichel
Name: Susan J. Bichel
Title: Secretary/Treasurer

BUYER:

HTA – GREENVILLE, LLC,

a Delaware limited liability company

By: /s/ Scott D. Peters
Name:
Title: